Exhibit 99.1

Filed pursuant to Rule 497

File No. 333-277452

Rule 482ad

November 6, 2025

Gladstone Investment Corporation Prices Offering of 6.875% Notes due 2028

McLean, VA, November 6, 2025: Gladstone Investment Corporation (Nasdaq: GAIN) (the “Company”) today announced that it priced a registered direct offering of $60.0 million aggregate principal amount of 6.875% Notes due 2028 (the “Notes”). The Notes will mature on November 1, 2028 and may be redeemed in whole or in part at any time prior to August 1, 2028 at par plus a “make-whole” premium and thereafter at par plus accrued and unpaid interest thereon to the redemption date. The Notes will bear interest at a rate of 6.875% per year payable on May 1 and November 1 of each year, beginning May 1, 2026. The Company does not intend to list the Notes on any securities exchange or automated dealer quotation system. B. Riley Securities acted as sole book-running manager for this offering.

The closing of the transaction is subject to customary closing conditions and the Notes are expected to be delivered on or about November 10, 2025.

The Company intends to use the net proceeds from this offering to repay a portion of the amount outstanding under its revolving credit facility, to fund new investment opportunities, and for other general corporate purposes. The Company intends to re-borrow under its credit facility to make investments in portfolio companies in accordance with its investment objectives depending on the availability of appropriate investment opportunities consistent with its investment objectives and market conditions and for other general corporate purposes.

Investors are advised to carefully consider the investment objectives, risks and charges and expenses of the Company before investing. The prospectus supplement, dated November 6, 2025, and the accompanying prospectus, dated April 18, 2024, which have been filed with the U.S. Securities and Exchange Commission (the “SEC”), contain this and other information about the Company and should be read carefully before investing.

The offering is being conducted as a public offering under the Company’s effective shelf registration statement filed with the SEC (File No. 333–277452).

To obtain a copy of the prospectus supplement for this offering and the accompanying prospectus, please contact: B. Riley Securities, Inc., 1300 17th Street North, Suite 1300, Arlington, Virginia 22209, by telephone at (703) 312-9580 or by email at prospectuses@brileysecurities.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Gladstone Investment Corporation: Gladstone Investment Corporation is a publicly traded business development company that seeks to make secured debt and equity investments in lower middle market businesses in the United States in connection with acquisitions, changes in control and recapitalizations.

Forward-Looking Statements

This press release contains statements as to the Company’s intentions and expectations of the outcome of future events that are forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These statements relate to the offering of Notes and the anticipated use of the net proceeds by the Company. No assurance can be given that the transaction discussed above will be completed on the terms described, or at all. Completion of the offering on the terms described, and the application of net proceeds, are subject to numerous conditions, many of which are beyond the control of the Company. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. For a description of certain risks to which the Company is or may be subject, please refer to the factors discussed under the captions “Forward-Looking Statements” and “Risk Factors” included in the Company’s filings with the SEC (accessible at www.sec.gov).

CONTACT: For further information: Gladstone Investment Corporation, 703-287-5893.